                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         COMMUNITY CARE SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   JOEL QUALL
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required:

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         COMMUNITY CARE SERVICES, INC.
                                18 SARGENT PLACE
                           MT. VERNON, NEW YORK 10550
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

To the Shareholders:

     Notice is hereby given that the Annual Meeting of the Shareholders of Community Care Services, Inc. (the "Company") will be held at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, New York, New York, on January 28, 1998, at 9:00 a.m. (local time), for the following purposes:

        1. To elect five directors of the Company to hold office for a one year term;

        2. To consider and vote upon ratification of the reservation by the Company of 250,000 additional shares of the Company's authorized but unissued Common Stock for issuance under the Company's 1996 Stock Option Plan;

        3. To consider and vote upon the ratification of the appointment of Richard A. Eisner & Company, LLP as independent certified public accountants for the Company for the year April 1, 1997 through March 31, 1998; and

        4. To consider and to transact such other business as may properly come before the meeting or any adjournments thereof.

     A Proxy Statement describing matters to be considered at the meeting is attached to this Notice. Shareholders of record at the close of business on December 24, 1997 will be entitled to notice of and to vote at said meeting or any adjournments thereof.

     To ensure your representation at the meeting, please sign date and return the enclosed form of Proxy in the envelope provided.

                                          By Order of the Board of Directors,

                                          DONALD FARGNOLI,
                                          Secretary

December 26, 1997

                         COMMUNITY CARE SERVICES, INC.
                                18 SARGENT PLACE
                           MT. VERNON, NEW YORK 10550
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Community Care Services, Inc. (the "Company") of Proxies of the Shareholders to be voted at the Annual Meeting of Shareholders to be held on January 28, 1998 or at any adjournments thereof (the "Annual Meeting"). The approximate date of mailing this Proxy Statement is December 26, 1997.

     Only holders of shares of voting Common Stock, $.01 par value ("Common Stock"), of record at the close of business on December 26, 1997 will be entitled to vote at the Annual Meeting. The Common Stock is the only class of the Company's voting securities outstanding. On that date there were 6,587,243 outstanding shares of Common Stock, each of which is entitled to one vote.

     Where a choice has been specified in a Proxy, the Proxy will be voted as specified. Each Proxy will be voted FOR each matter unless a contrary choice is specified as to that matter. If the accompanying Proxy is executed and returned, the Shareholder may nevertheless revoke it at any time prior to the voting thereof by delivering a later-dated Proxy, delivering written notice of revocation to the Company's Secretary, or voting in person at the Annual Meeting.

     Proxies are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of Proxies. In addition to the use of the mails, Proxies may be solicited by directors, officers, and employees of the Company, personally or by telephone, telegraph or facsimile machine. The Company may reimburse brokers and other persons holding shares of the Company in their names, or in the names of nominees, for their reasonable expenses in sending materials to Shareholders and obtaining their Proxies.

                             ELECTION OF DIRECTORS

     Five directors are to be elected at the Annual Meeting to serve until the 1998 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

     The persons listed below have been nominated by the present Board of Directors. All the nominees are presently members of the Board of Directors of the Company, and the Board of Directors knows of no reason why any of the nominees will be unable to serve. The persons named as Proxies in the accompanying Proxy intend to vote for these nominees or, if any of them will be unable to serve (the Board has no present knowledge of such fact), will vote for substitute nominees which the Board of Directors may propose.

INFORMATION WITH RESPECT TO NOMINEES FOR ELECTION AS DIRECTORS.

     Set forth below are the names and ages of the nominees for director, their principal occupations at present and for at least the past five years and certain directorships held by each.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FIVE NOMINEES LISTED BELOW.

                    NAME, PRESENT POSITION WITH THE                         DIRECTOR
                    COMPANY, AND BUSINESS EXPERIENCE              AGE        SINCE
        --------------------------------------------------------  ---     ------------
        Dean L. Sloane
        Chairman of the Board...................................  51         July 1992
        Mr. Sloane has been Chairman of the Board, President and
          a Director of Community Medical Transport, Inc., a
          publicly traded company, since December 1988.
        Bruce L. Ansnes
        Vice Chairman...........................................  54       August 1996
        Mr. Ansnes, has been a private investor since 1986. From
          1978 to 1983, Mr. Ansnes was Treasurer, and from 1983
          until 1986, Treasurer and Vice President, of Culbro
          Corporation. He has a B.A. from Colby College and an
          M.B.A. from Columbia University.
        Bernard M. Kruger, M.D.
        Director................................................  54       August 1996
        Dr. Kruger has been in the private practice of internal
          medicine and medical oncology since 1979, and is
          affiliated with Lenox Hill Hospital, Beth Israel
          Hospital, Mount Sinai Hospital and the Orthopedic
          Institute. Dr. Kruger is a director of Community
          Medical Transport, Inc., a publicly traded company.
        Craig V. Sloane
        Director................................................  45         July 1992
        Mr. Sloane, has served as Vice President -- Operations
          and a director of Community Medical Transport, Inc., a
          publicly traded company, since December 1990.
        Donald Fargnoli
        Vice President, Secretary and Director..................  51          May 1997
        Donald Fargnoli has served as Vice President and
          Secretary of the Company since May 1997. He is also
          Vice President of the Company's wholly-owned
          subsidiary, Metropolitan Respirator Service, Inc.
          ("MRS"). Prior to joining the Company, Mr. Fargnoli
          was a principal owner of MRS and served that Company
          in a variety of executive positions, including
          President, from June 1994 through May 1997.

     Dean L. Sloane and Craig V. Sloane are brothers.

     Information concerning ownership of the Company's equity securities by the nominees is contained below, under the caption "Principal Shareholders and Other Information".

                 COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     The Board of Directors has a standing Audit Committee, the members of which are Dean L. Sloane and Bruce L. Ansnes, which confers with Richard A. Eisner & Associates, LLP, the Company's external auditors, regarding the scope and results of their audits and any recommendations they may have with respect to internal accounting controls and other matters related to accounting and auditing. The Board of Directors also has a Stock Option Committee, the members of which are Dr. Bernard M. Kruger and Craig V. Sloane, which is responsible for administering the Company's 1996 Stock Option Plan. The Board of Directors does not have any other committees. During the year ended March 31, 1997, the Board of Directors met two times and the Audit Committee met one time, not including actions taken by unanimous written consent, and the Stock Committee had no meetings. During that year, each director, attended at least seventy-five percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served.

                    EXECUTIVE OFFICERS OF THE COMPANY NOT A
                        DIRECTOR OR NOMINEE FOR DIRECTOR

     The following table sets forth certain information about the executive officers of the Company or its subsidiaries who are not a Director or nominee for Director.

                                                                                 AGE
                                                                                 ---
        Saverio D. Burdi
        Chief Operating Officer................................................  39
        Saverio D. Burdi joined the Company in May 1997 as Senior Vice
          President and was appointed Chief Operating Officer in July 1997.
          Prior to joining the Company, Mr. Burdi was an owner of MRS and was employed by MRS from June, 1989 through May 1997, and served as Vice
          President -- Sales of MRS from June 1992 through May 1997.
        Joel Quall
        Chief Financial Officer................................................  39
        Joel Quall joined the Company in October 1996 and was appointed Chief
          Financial Officer in December 1996. Prior to joining the Company, Mr.
          Quall was employed as a manager with the accounting firm of Richard
          A. Eisner & Company, LLP, where he worked on several healthcare related companies. Mr. Quall is a Certified Public Accountant and has
          a B.S. from City University of New York.

        Matthew J. McDonough
        Vice President -- Operations...........................................  35
        Matthew J. McDonough joined the Company in February 1996 as Operations
          Manager. In February 1997, Mr. McDonough was promoted to Vice
          President -- Operations. From December 1992 to July 1994, Mr.
          McDonough was a Regional Manager for the Mayflower Group, Inc., and
          from July 1994 to February 1996 was an Assistant Station Manager with
          Airborne Express, Inc. Mr. McDonough has also gained significant operational experience as an engineering officer in the United States
          Navy. He has a B.S. from Old Dominion University.

        Louis Rocco
        Vice President and President, MRS......................................  46
        Louis Rocco joined the Company in May 1997 as Vice President. He also serves as President of MRS. Mr. Rocco was a founder of MRS and held various executive positions in MRS from its inception through May
          1997.

        Wade Wilson
        Vice President -- Operating Systems....................................  37
        Wade Wilson joined the Company in May 1997 as Vice
          President -- Operating Systems. He previously was employed by MRS as
          General Manager from January 1996 through May 1997 and as Vice
          President at At Home HealthCare from August 1991 through December
          1995.

                  PRINCIPAL SHAREHOLDERS AND OTHER INFORMATION

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock on November 30, 1997 with respect to (a) each person or group known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director of the Company, (c) each executive officer of the Company and (d) all officers and directors of the Company as a group. Except as set forth below, all of such shares are held of record and beneficially.

                   NAME AND ADDRESS OF                  AMOUNT AND NATURE OF
                     BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP      PERCENT OF CLASS
    --------------------------------------------------  ---------------------     ----------------
    Bruce L. Ansnes...................................          110,000                  1.67%
      15 Glen Park Road
      Purchase, NY 10577
    Saverio D. Burdi..................................           87,243(1)               1.32%
      18 Sargent Place
      Mt. Vernon, NY 10550
    Donald Fargnoli...................................                0(2)                  *
      18 Sargent Place
      Mt. Vernon, NY 10550
    Alan Goldfeder....................................          225,500                  3.42%
      49 Keene Lane
      Woodsburgh, NY 11598
    Bernard M. Kruger, M.D. ..........................           18,334                     *
      170 East 78th Street
      New York, NY 10021
    Matthew McDonough.................................                0(3)                  *
      18 Sargent Place
      Mt. Vernon, NY 10550
    Joel Quall........................................            2,000(4)                  *
      18 Sargent Place
      Mt. Vernon, NY 10550
    Louis Rocco.......................................                0(5)                  0%
      18 Sargent Place
      Mt. Vernon, NY 10550
    Alan T. Sheinwald.................................        2,142,250(6)              32.52%
      203 Briarwood Drive
      Somers, NY 10589
    Craig V. Sloane...................................          428,450                  6.50%
      45 Morris Street
      Yonkers, NY 10705
    Dean L. Sloane....................................        1,713,800(7)              26.02%
      45 Morris Street
      Yonkers, NY 10705
    Wade Wilson.......................................                0(8)                  *
      18 Sargent Place
      Mt. Vernon, NY 10550
    All Officers and Directors as a Group.............        2,359,827                 35.82%

---------------
 *  Less than one percent.
(1) Does not include options to purchase 25,000 shares of common stock at an exercise price of $4.00 per share granted to Mr. Burdi. Include 17,842 shares held in escrow. (See "Certain Relationships and Related Transactions.")
(2) Does not include 330,937 shares of common stock which may be issued to Mr. Fargnoli upon the conversion of a $1,176,400 promissory note issues by the Company to Mr. Fargnoli on May 10, 1997 in connection with the Company's acquisition of Metropolitan Respirator Service, Inc. (See "Certain Relationships and Related Transactions.")

(3)Does not include options to purchase 10,000 shares granted to Mr. McDonough.

(4) Does not include options to purchase 15,000 shares granted to Mr. Quall.

(5) Does not include 366,320 shares of common stock which may be issued to Mr. Rocco upon the conversion of a $1,302,182 promissory note issued by the Company to Mr. Rocco on May 10, 1997 in connection with the Company's acquisition of Metropolitan Respirator Service Inc. (See "Certain Relationships and Related Transactions.")

(6) Does not include options to purchase 20,000 shares at an exercise price of $4.00 per share granted to Mr. Sheinwald's brother-in-law, Wade Wilson, or 125,000 shares of common stock which may be issued to Mr. Wilson upon the conversion of a $444,430 promissory note issues by the Company to Mr. Wilson on May 10, 1997 in connection with the Company's acquisition of Metropolitan Respirator Service, Inc. (See "Certain Relationships and Related Transactions.")

(7) Includes 100,000 Shares owned by Mr. Sloane's wife, Mary Sloane, and 800 shares owned by Mr. Sloane's son, Joshua Sloane.

(8) Does not include options to purchase 20,000 shares at an exercise price of $4.00 per share granted to Mr. Wilson. Does not include 125,000 shares of Common Stock which may be issued to Mr. Wilson upon the conversion of a $444,300 promissory note issued by the company to Mr. Wilson on May 10, 1997 in connection with the Company's acquisition of Metropolitan Respirator Service, Inc. (See "Certain Relationships and Related Transactions.")

     The persons referenced in the foregoing chart constitute all of the persons who, at any time during the Company's fiscal year ended March 31, 1997 ("Fiscal 1997"), were directors, officers or beneficial owners of more than ten percent of the Company's Common Stock. Based solely on a review of Forms 3 and 4, and all amendments thereto, furnished to the Company during Fiscal 1997, and Forms 5 and amendments thereto furnished to the Company with respect to Fiscal 1997, and all written representations received by the Company from persons with reporting obligations, the Company believes that none of such persons filed a late report during, or with respect to, the year.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The remuneration of the Chief Executive Officer and the four other most highly compensated executive officers of the Company and its Subsidiaries whose total annual salary and bonus exceeded $100,000 for all services in all capacities to the Company for its fiscal years ended March 31, 1997, 1996 and 1995, was as follows:

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION                               LONG TERM COMPENSATION
                           --------------------------------------   RESTRICTED  ----------------------------------
NAME & PRINCIPAL  FISCAL                           OTHER ANNUAL       STOCK     SECURITIES UNDERLYING      LTIP       ALL OTHER
POSITION           YEAR    SALARY($)   BONUS($)   COMPENSATION($)   AWARDS($)     OPTIONS/SAR'S(#)      PAYOUTS($)   COMPENSATION
----------------  ------   ---------   --------   ---------------   ---------   ---------------------   ----------   ------------
Alan T.
  Sheinwald.....   1997    $ 138,000     0            $ 9,000         0              0                    0             0
Chief Executive
Officer(2)(3)...   1996    $  48,000     0            $ 3,000         0              0                    0             0
Allan
  Goldfeder.....   1997    $ 115,000     0            $10,000         0              0                    0             0
Chief Operating    1996    $ 110,000     0            $10,000         0              0                    0             0
Officer(1)(3)...   1995    $ 119,000     0            $10,000         0              0                    0             0

---------------
(1) Mr. Goldfeder was the Company's principal executive officer for the fiscal year ended March 31, 1995.

(2) Mr. Sheinwald's employment with the Company commenced November 13, 1995.

(3) Mr. Sheinwald and Mr. Goldfeder were terminated by the Company on July 1, 1997.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Alan T. Sheinwald, President and Chief Executive Officer of the Company upon the completion of its initial public offering in October 1996. The agreement has a three year term which renews for an additional year on each anniversary of the agreement, and provides for an annual base compensation of $150,000. The agreement provides for certain employee benefits including medical insurance, vacation and a car allowance, and also contains a non-competitive provision covering the term of the agreement plus one year following termination. On July 1, 1997, Mr. Sheinwald's services were terminated by the Company.

     The Company also entered into an employment agreement with Allan C. Goldfeder, Chief Operating Officer of the Company upon the completion of its initial public offering in October 1996. The agreement has a three-year term, which renews for an additional year on each anniversary of the agreement, and provides for an annual base compensation of $120,000. The agreement provides for certain employee benefits including medical insurance, vacation and a car allowance, and also contains a non-competition provision cover the term of the agreement plus one year following termination. On July 1, 1997, Mr. Goldfeder's services were terminated by the Company.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives a fee of $1,000 for each Board meeting attended and a fee of $500 for each committee meeting attended, in addition to being reimbursed for expenses incurred on behalf of the Company. Commencing with the last quarter if 1997, Dean Sloane, Chairman of the Company, and Bruce L. Ansnes, Vice Chairman of the Company, have received stipends of $5,000 per quarter for management services they provide to the Company. These stipends will cease upon the appointment by the Company of a new Chief Executive Officer.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 10, 1997, the Company acquired 68% of the outstanding shares of Metropolitan Respirator Service, Inc. ("MRS.") from Messrs. Donald Fargnoli, Louis Rocco and Saverio D. Burdi. The purchase price was approximately $5,993,000, consisting of (i) approximately $2,800,000 in cash, of which $970,598 was paid to Mr. Fargnoli, $1,063,502 was paid to Mr. Rocco and $765,900 was paid to Mr. Burdi; (ii) Promissory Notes with a face value of $2,967,000 accruing interest at a rate of 6% per annum, including a $1,176,400 Promissory
Note issued to Mr. Fargnoli, a $1,302,182 Promissory Note issued to Mr. Rocco and Promissory Notes issued to certain MRS employees, including a Promissory Note for $444,340 issued to Wade Wilson, who was appointed Vice President, Operation Systems, of the Company, and (iii) 62,243 shares of the Company's common stock with a value of $226,000 issued to Saverio D. Burdi, of which 17,842 shares are being held in escrow by the Company until May 10, 1999. The Promissory Notes are payable in two payments. On January 2, 1999, one half of the principal and accrued interest is payable and the remaining one half of the principal and accrued interest is payable January 2, 2000. In lieu of cash payment, the Promissory Note Holder ("Note Holder") may elect to convert up to eighty percent (80%) of the outstanding principal balance of the Promissory Note and the accrued interest thereon payable on the dates set forth above into shares of common stock, par value $.01 per share, based on a valuation of $4.00 per share, irrespective of the actual market value of the shares on the date of such conversion. If the Note Holder does not make such election, the Company may do so. With respect to the remaining twenty (20%) of the payment due, the Note Holder may, but is not obligated to, require that such amount be converted into shares or take such payment in cash. In the aggregate, the Promissory Notes may be converted into 835,000 shares of common stock of the Company. At any time subsequent to the first anniversary of the execution of the Promissory Note, if the Company conducts a secondary public offering of Company's common stock, the Note Holder shall have the opportunity to sell the shares in such offering to the same extent and in proportion to the rights that the other executive officers of the Company have.

     Upon the closing of the MRS acquisition, Mr. Fargnoli was appointed to the Company's Board of Directors, Messrs. Fargnoli and Rocco were appointed as Vice Presidents of the Company, Saverio D. Burdi was appointed as Senior Vice President of the Company, and Wade Wilson was appointed as Senior Vice President, Operation Systems, of the Company. Mr. Burdi was subsequently appointed Chief Operating Officer of the Company. The Company entered into three year employment agreements with Messrs. Fargnoli, Rocco, Burdi and Wilson, providing for annual base compensation of $110,000 for Messrs. Fargnoli and Rocco and $120,000 for Messrs. Burdi and Wilson. Messrs. Burdi and Wilson were granted options to purchase 25,000 and 20,000 common shares, respectively, under the Company's 1996 Stock Option Plan. Each of the agreements provides for certain employee benefits and contains a non-competition provision covering the term of the agreement plus one year following termination. Messrs. Fargnoli, Rocco, Burdi and Wilson also entered into Non-Competition Agreements with the Company which run through May 10, 2001, or the length of their respective Employment Agreement plus one year, whichever is longer.

     Wade Wilson is the brother-in-law of Alan T. Sheinwald, the former President, Chief Executive Officer and Chairman of the Company. Mr. Sheinwald's employment as President and Chief Executive Officer of the Company was terminated on July 1, 1997. Mr. Sheinwald resigned as Chairman and a director of the Company on July 7, 1997.

                      AMENDMENT TO 1996 STOCK OPTION PLAN

     At the Annual Meeting the holders of Common Stock of the Company will be asked to approve an amendment to the Company's 1996 Stock Option Plan (described below) to provide that the number of shares of Common Stock reserved for issuance thereunder be increased by 250,000 shares from the 513,500 remaining shares reserved for issuance as of November 30, 1997 to 763,500 shares. The favorable vote of the holders of a majority of the shares of Common Stock, represented in person or by Proxy at the meeting, will be required for such approval. The increase in the number of shares of Common Stock issuable will enable the Company to attract new highly qualified personnel (both as employees and directors) and to continue to compensate key employees and outside directors by the grant of stock options.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 OPTION PLAN.

STOCK OPTION PLAN

     The Company's Board of Directors has adopted its 1996 Stock Option Plan (the "Plan") for officers, employees, directors and consultants of the Company or any of its subsidiaries. The Plan authorizes the granting of stock options to purchase an aggregate of not more than 603,000 shares of the Company's Common Stock. As of the date hereof, options to purchase an aggregate of 95,500 shares of Common Stock have been granted and options to purchase 6,000 shares of common stock have been canceled. Options to purchase an aggregate of 513,500 shares of Common Stock are available for grant under the Plan.

     The Plan is administered by a Stock Option Committee (the "Committee") consisting of two outside directors, Craig V. Sloane and Bernard M. Kruger. In general, the Committee will select the persons to whom options will be granted and will determine, subject to the terms of the Plan, the number, the exercise period and other provisions of such options. The options granted under the Plan will be exercisable in such installments as may be provided in the grant.

     Options granted to employees may be either incentive stock options under the Internal Revenue Code ("ISOs") or nonqualified options. Options granted to non-employees must be nonqualified options. The Board may determine the exercise price, provided that, in the case of ISOs, such price may not be less than 100% (110% in the case of ISOs granted to holders of more than 10% of the voting power of the Company's stock) of the fair market value (as defined in the Plan) of the Company's Common Stock at the date of grant. The aggregate fair market value (determined at time of option grant) of stock with respect to which ISOs become exercisable for the first time in any year cannot exceed $100,000. The Company does not expect the exercise price of nonqualified options to be less than fair market value.

     The options are evidenced by a written agreement containing the above terms and such other terms and conditions consistent with the Plan as the Board of Directors may impose. Each option, unless sooner terminated, shall expire no later than 10 years (five years in the case of ISOs granted to holders of more than 10% of the voting power of the Company's stock) from the date of the grant, as the Board may determine. The Board has the right to amend, suspend or terminate the Plan at any time, provided, however, that unless ratified by the Company's shareholders within 12 months thereafter, no amendment or change in the Plan will be effective: (a) increasing the total number of shares which may be issued under the Plan; (b) reducing below fair market value on the date of grant the price per share at which any option which is an ISO may be granted; (c) extending the term of the Plan or period during which any option which is an ISO may be granted or exercised; (d) altering in any way the class of persons eligible to participate in the Plan; (e) materially increasing the benefits accruing to participants under the Plan; or (f) with respect to options which are ISOs, amending the Plan in any respect which would cause such options to no longer qualify for incentive stock option treatment pursuant to the Internal Revenue Code of 1986.

     As of November 30, 1997, the market value of a share underlying an option granted under the Plan was $2.625, and the aggregate market value of all shares reserved for the Plan was $1,582,875 on that date.

FEDERAL TAX CONSEQUENCES

     The following discussion is a summary of the major Federal income tax consequences of the Plan. An employee generally will not recognize taxable income upon the grant or exercise of an ISO. (The employee may, however, be subject to an alternative minimum tax upon exercise of the option.) When shares purchased for cash pursuant to the exercise of an ISO are sold, and the employee has held the shares for at least one year from the date the shares were transferred to the employee and two years from the date on which the ISO was granted, the employee ordinarily will recognize capital gain (or loss) equal to the difference between the amount realized on the disposition of the shares and option price.

     If the employee disposes of any of the shares purchased upon exercise of an ISO before the end of the one-year and two-year periods described above, the employee generally has made a "disqualifying disposition" with respect to those shares. In the event of a "disqualifying disposition", the employee generally will recognize ordinary income in the year of the "disqualifying disposition" equal to the excess of the fair market value of the shares on the date of exercise over the option price. Any additional gain resulting from such disposition ordinarily will be treated as capital gain to the employee. If, however, the amount realized in the "disqualifying disposition" of the shares is less than the fair market value of the shares on the date of exercise and if such disposition is a sale or exchange in which a loss (if sustained) would be recognized, the ordinary income recognized upon disposition will not exceed the excess (if any) of the amount realized in the disposition over the option price. If a "disqualifying disposition" is made by an employee who is subject to
Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)"), special rules may apply to the computation of gain or loss resulting from such disposition.

     If shares of Company common stock are surrendered in full payment of the option price under an ISO, the employee generally will not recognize taxable income on the exchange and all of the shares transferred to the employee will be subject to both the one-year and two-year periods described in the preceding paragraphs. Special rules may apply, however, in determining an employee's gain or loss from later dispositions of the shares received, including "disqualifying dispositions".

     The Company will not be entitled to any deduction on the grant or exercise of an ISO. However, the Company generally will be entitled to a Federal income tax deduction equal to the amount included by an employee for tax purposes as ordinary income in connection with a "disqualifying disposition" of ISO shares, provided that such amount qualifies as an ordinary and necessary business expense of the Company. Any deduction will be available to the Company for its taxable year corresponding to the year in which the employee includes ordinary income from the "disqualifying disposition". The employee will be deemed to have included an amount as part of income for tax purposes if the Company has timely complied with any applicable tax reporting requirements with respect to that income.

     No income will be recognized by an optionee at the time a nonqualified option is granted by the Company. Upon the exercise of a nonqualified option, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares purchased (as of the exercise date) over the option price. However, for optionees who are subject to Section 16(b), special rules may apply to the computation and timing of income resulting from the exercise of a nonqualified option.

     If shares of Company common stock are surrendered in full payment of the option price under an ISO, the optionee will not recognize income upon such exercise to the extent that the optionee receives shares that are equal in number to the shares surrendered. To the extent that the optionee receives shares in excess of the number of shares surrendered (the "additional shares"), the optionee will recognize ordinary income in the year of exercise equal to the fair market value of the additional shares, determined as of the date of exercise. If, however, the optionee is subject to Section 16(b), special rules may apply to the computation and timing of income resulting from the exercise of a nonqualified option.

     If an optionee disposes of shares acquired by the exercise of a nonqualified option, the optionee will recognize gain (or, under certain conditions, loss) in the year of such disposition equal to the difference between any amount realized on the disposition and the optionee's tax basis in the shares (the optionees tax basis generally being the sum of the option price plus the income recognized upon exercise of the option). Ordinarily, this gain (or loss) will be a capital gain (or loss).

     The Company generally will be entitled to a Federal income tax deduction equal to the amount included by an optionee for tax purposes as ordinary income in connection with the exercise of a nonqualified stock option, provided that such amount qualifies as an ordinary and necessary business expense of the Company. Any deduction will be available to the Company for its taxable year corresponding to the year in which the optionee includes ordinary income from the exercise. The optionee will be deemed to have included an amount as part of income for tax purposes if the Company has timely complied with any applicable tax reporting requirements with respect to that income.

MATERIAL CHANGES RESULTING FROM THE PROPOSED AMENDMENT

     The proposed amendment to the Company's 1996 Stock Option Plan will increase the number of shares of Common Stock reserved for issuance thereunder from 603,000 to 853,000. As of November 30, 1997 outstanding options to purchase 89,500 shares had been granted under the Plan), leaving options for 513,500 shares available for issuance. The proposed amendment will increase the number of shares available for issuance to 763,500. Adoption of the proposed amendment will assist the Company in its efforts to attract new highly qualified personnel and to continue to retain its key employees by the grant of stock options.

     If the amendment to the Plan is approved by the Shareholders, the second sentence of paragraph 3 of the Plan will be deleted and replaced with the following: "The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed 853,000 shares, subject to adjustment in accordance with the provisions of Section 12 hereof."

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN.

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     Subject to ratification by the Shareholders, the Board of Directors has appointed Richard A. Eisner & Company, LLP as independent certified public accountants for the Company for the year ending March 31, 1998. Management will present to the Annual Meeting a proposal that such appointment be ratified. The favorable vote of the holders of a majority of the shares of Common Stock, represented in person or by Proxy at the meeting, will be required for such ratification. A representative of Richard A. Eisner & Company, LLP will attend the meeting with the opportunity to make a statement if he desires to do so. That representative will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholder proposals intended to be presented at the next annual meeting of Shareholders must be received by the Company not later than August 29, 1998 in order to be included in the Company's Proxy Statement and form of Proxy relating to that meeting. Any such proposal should be communicated in writing to the Secretary of the Company, 18 Sargent Place, Mt. Vernon, New York, 10550.

                                 OTHER MATTERS

     Management does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the accompanying Proxy will have discretion to vote in accordance with their own judgment on such matters.

                                          By Order of the Board of Directors,

                                          DONALD FARGNOLI
                                          Secretary

December 26, 1997

PROXY                    COMMUNITY CARE SERVICES, INC.

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned appoints each of Dean L. Sloane and Bruce L. Ansnes (with full power to act without the other and each with full power to appoint his substitute) as the undersigned's Proxies to vote all shares of Common Stock of the undersigned in Community Care Services, Inc. (the "Company"), a New York corporation, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, New York, New York, on January 28, 1998, at 9:00 a.m. (local time) or at any adjournments thereof as follows:

1.   ELECTION OF DIRECTORS

        / / FOR all nominees listed below     / / WITHHOLD AUTHORITY to vote for
            (except as marked contrary to         all nominees listed below
             below)

             Dean L. Sloane, Bruce L. Ansnes, Bernard M. Kruger, M.D., Craig V. Sloane, Donald Fargnoll

     (INSTRUCTIONS: To withhold authority to vote for any individual nominees, write that nominee's name in the space provided below.)

2. PROPOSAL TO RATIFY THE RESERVATION BY THE COMPANY OF 250,000 ADDITIONAL SHARES OF THE COMPANY'S AUTHORIZED BUT UNISSUED COMMON STOCK FOR ISSUANCE UNDER THE COMPANY'S 1996 STOCK OPTION PLAN.

               / / FOR             / / AGAINST              / / ABSTAIN

3. PROPOSAL TO RATIFY SELECTION OF RICHARD A. EISNER & COMPANY, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING MARCH 31, 1998.

               / / FOR             / / AGAINST              / / ABSTAIN


                     (Continued and to be signed and dated on the reverse side)

(Continued from other side)

4. In their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

     The shares of Common Stock represented by this Proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted FOR the election of the nominees listed in Item 1 and FOR the proposals in Items 2, 3 and 4.

     The undersigned hereby revokes any Proxy or Proxies to vote shares of Common Stock of the Company heretofore given by the undersigned.


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                           (Date)


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Please date, sign exactly as name appears on this Proxy, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving his title, and affix corporate seal. If a partnership, sign in the partnership name by authorized person. In the case of joint ownership, each joint owner must sign.

          THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.